Exhibit 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), effective this 7th day of June 2024 (“Effective Date”), is made and entered into between TSS, INC., a Delaware corporation (the “Company”), and Daniel M. Chism (the “Employee”).

NOW, THEREFORE, in exchange for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee, each intending to be legally bound, hereby mutually covenant and agree as follows:

1.	DEFINITIONS

The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

1.1. Board. “Board” means the Company’s Board of Directors.

1.2. Cause. The following constitutes “Cause” giving rise to the Company’s right to terminate the Employee’s employment under Section 4.1 of this Agreement: (a) the Employee’s willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company and its Subsidiaries; (b) any act that would constitute a material violation of the Company’s written policies; (c) intentionally engaging in conduct injurious to the Company; (d) conviction of (1) a crime of embezzlement or a crime involving moral turpitude; (2) a crime with respect to the Company involving a breach of trust or dishonesty; or (3) in either case, a plea of guilty or no contest to such a crime; or (e) the Employee’s violation of his obligations under Section 5 of this Agreement or by his breach of a fiduciary duty owed the Company or any of its Subsidiaries.

1.3. Date of Termination. “Date of Termination” means (a) if the Employee’s employment is terminated by reason of the Employee’s death, the date of the Employee’s death, or (b) if the Employee’s employment with the Company is terminated for any reason other than the Employee’s death, the date on which Employee ceases to be an employee of the Company.

1.4. Disability. Termination of the Employee’s employment with the Company based on “Disability” means termination of the Employee’s employment at the Company’s sole discretion, upon thirty (30) days prior written notice in the event the Employee becomes “Disabled,” as defined in any group term disability insurance maintained by the Company applicable to the Employee, or, (b) if the Company shall not maintain such insurance, the determination by an independent physician acting reasonably and in good faith that the Employee is incapacitated by reason of a physical or mental illness that is long-term in nature and that prevents the Employee from performing the substantial and material duties of his employment with the Company, provided that such incapacity can reasonably be expected to prevent the Employee from working at least six (6) months in any twelve (12) month period. The Company may require the Employee to have the examination described in the preceding sentence at any time for the purpose of determining whether the Employee has a long-term disability, and the Employee agrees to submit to such examination upon request of the Board; provided that the Company shall pay all costs and expenses associated with such examination. This Section 1.4 shall be interpreted and applied consistently with the Americans with Disabilities Act, the Family and Medical Leave Act and other applicable law.

1.5. Good Reason. Termination of the Employee’s employment by the Employee for a “Good Reason” shall mean termination by the Employee because of: (a) any breach or breaches of this Agreement by the Company, which breaches are, singularly or in the aggregate, material, and which are not cured within thirty (30) days of written notice of such breach or breaches to the Company by the Employee; or (b) a reduction by the Company of the Employee’s Base Salary without the express written consent of the Employee other than a general reduction in Base Salary that affects all similarly situated employees in substantially the same proportions.

1.6. Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

1.7. Restrictive Period. “Restrictive Period” means the twelve (12) month period measured from the Termination Date through the date that is twelve (12) months following the Date of Termination.

1.8. Subsidiary. “Subsidiary” means any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries or a combination thereof. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if the Company shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

2.	EMPLOYMENT

2.1. Employment Period.

2.1.1 The Company hereby employs the Employee, and the Employee hereby accepts said employment and agrees to render services to the Company, on the terms and conditions set forth in this Agreement for the period commencing on the Effective Date and ending on December 31, 2024 (the “Expiration Date ”), unless sooner terminated in accordance with the provisions herein (such period is the “Employment Period”); provided, however, that if this Agreement is renewed pursuant to Section 2.1.2 of this Agreement, then the “Expiration Date” for the then current “Renewal Term” (as hereinafter defined) shall be the last day of the one year period of any Renewal Term.

2.1.2 This Agreement shall automatically renew for an additional one year period commencing at the expiration of the initial Employment Period or any subsequent renewal term (each, a “Renewal Term”) unless the Company provides written notice of termination to the Employee not less than thirty (30) days prior to the Expiration Date. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Employment Period shall immediately terminate prior to any Expiration Date (i) upon Employee’s death, Disability or termination for a Good Reason or (ii) upon termination by the Company for Cause. In all other circumstances, thirty (30) days’ prior written notice is required by either party to the other to terminate this Agreement.

2.2. Duties. During the Employment Period, the Employee shall have the title Chief Financial Officer and shall report to the Company’s Chief Executive Officer. The Employee shall perform such services for the Company as is consistent with the Employee’s position (subject to the power and authority of the Board to expand or limit such services and to overrule actions of officers of the Company) and as lawfully directed, from time to time, by the Company’s Chief Executive Officer or the Board. The Employee shall devote the Employee’s full working time and attention and use the Employee’s best efforts and skill to the performance of the Employee’s duties under this Agreement. The Employee shall not, during the Employment Period, provide services to any business activity for gain, profit or other pecuniary advantage other than the services provided under this Agreement. Notwithstanding the foregoing, the Employee shall be permitted to devote a reasonable amount of time and effort to (a) serving on governing boards of or otherwise assisting civic and charitable organizations, and (b) holding and managing personal and family investments, but only to the extent that activities described in clauses (a) or (b), individually or as a whole, do not (i) involve the Employee’s active participation in the management of any corporation, partnership or other business entity (other than any of the foregoing formed solely to hold and manage personal and family investments), (ii) involve an ownership interest in any customer or vendor of the Company or any of its subsidiaries unless approved in advance by the Board, (iii) interfere with Employee’s duties to the Company, or (iv) otherwise violate any provision of this Agreement. Subject to clauses (i) through (iv) of the immediately preceding sentence, the Employee may continue to serve on the board of directors of Heart Water and receive compensation for such service. The Employee acknowledges that the Employee may be required to travel on business in connection with the Employee’s performance of the Employee’s duties hereunder.

3.	COMPENSATION AND BENEFITS

3.1. Base Salary. The Company shall pay the Employee an initial annual base salary of Three Hundred Thousand Dollars ($300,000.00) per year (“Base Salary”) payable in accordance with the Company's standard payroll practices. Effective January 1, 2025, the Base Salary shall be increased to Three Hundred Twenty-five Thousand Dollars ($325,000.00). The Base Salary is subject to review and adjustment from time to time by the Board of Directors or its designated committee in its sole discretion.

3.2. Annual Bonus. For each calendar year that begins during the Employment Period (each such calendar year, a “Bonus Year”), the Employee shall be eligible to receive a bonus in an amount and on such terms as are established by the Board in its sole discretion. Without limiting the generality of the foregoing, the Employee’s target annual bonus for the 2024 Bonus Year shall equal 50% of the Base Salary (prorated based on the number of days in calendar year 2024 that are within the Employment Period) on terms established by the Board for such Bonus Year. Any bonus for an applicable calendar year, or portion thereof, shall be paid to the Employee no later than March 15th of the calendar year following the Bonus Year.

3.3. Vacation and Benefits. The Employee shall receive vacation, health insurance and other employee benefits as the Company makes available to other similarly situated employees, as may exist at any particular time and from time to time during the Employee’s employment. All matters of eligibility for coverage or benefits under any health, hospitalization, life, disability, or other insurance plan, program or policy shall be determined in accordance with the provisions of the plan, program, or policy; and the Company shall not be liable to the Employee, the Employee’s family, heirs, executors, or beneficiaries for any payment payable or claimed to be payable under any such benefit plan, program, or policy.

3.4. Withholding. All payments required to be made by the Company hereunder to the Employee shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

3.5. Policies, Procedures & Benefit Plans. Except as otherwise provided herein, the Employee’s employment shall be subject to the policies and procedures that apply generally to the Company’s employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Employment Period, by the Board in its sole discretion. The Employee agrees to comply with such policies and procedures in all material respects.

3.6. Equity. On the Effective Date, the Employee shall receive options to purchase 125,000 shares of the Company’s common stock and 125,000 shares of restricted stock upon the terms and conditions set forth in that certain Award Agreement, dated as of the Effective Date, between the Company and the Employee.

3.7. Expenses. During the Employment Period, including following any Date of Termination for appropriate expenses incurred on or prior to the Date of Termination, the Company shall reimburse the Employee promptly or otherwise provide for or pay for all pre-approved reasonable expenses incurred by the Employee in furtherance of, or in connection with, the business of the Company or its Subsidiaries, consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to such reasonable documentation and other limitations as may be established from time to time by the Board, including against presentation of vouchers or receipts therefor. Without limiting the foregoing, such allowed and/or reimbursable expenses shall include reasonable costs necessary to maintain professional licenses and certifications, such as license fees and related continuing education, as well as membership fees for professional and trade associations.

4.	TERMINATION

4.1. Termination Due to Death or Disability, By the Company For Cause or By the Employee without Good Reason. If the Employment Period is terminated (a) by reason of the Employee’s Death or Disability; (b) by the Company for Cause; (c) by the Employee (other than for a Good Reason); or (d) by the Company or the Employee for any reason (including for a Good Reason) before December 31, 2024; then the Employee shall only be entitled to receive the Employee’s Base Salary and the reimbursement of any applicable expenses pursuant to Section 3.7 of this Agreement through the Date of Termination, and the Employee shall have no right to any other compensation thereafter (including without limitation pursuant to Section 3.1 and Section 3.2 of this Agreement, but not including Section 4.3 of this Agreement). No Person shall be entitled hereunder to participate in any employee benefit plan after the Date of Termination if the Employment Period is terminated in connection with this Section 4.1, except as otherwise expressly required by applicable law (i.e., COBRA) and provided that nothing herein shall be interpreted to limit the Employee’s conversion rights, if any, under any of the Company’s employee benefit plans.

4.2. Termination By the Company Other Than for Cause or By the Employee for a Good Reason. In addition to the payment to the Employee of the Employee’s Base Salary and the reimbursement of any applicable expenses pursuant to Section 3.7 of this Agreement through the Date of Termination, if (a) after December 31, 2024, the Employment Period is terminated (i) by the Company other than for Cause, (ii) by the Employee for a Good Reason, (iii) by the Company in accordance with Section 2.1.2 of this Agreement by providing the requisite notice to the Employee to terminate this Agreement prior to any Expiration Date; and (b) the Employee executes a general release in substantially the form attached hereto as Exhibit A (the “Release”) on or before the Date of Termination; then the Company shall continue paying the Employee salary payments based on the Base Salary (at the rate in effect at the Date of Termination) for a period commencing on the Date of Termination and ending six (6) months from the Date of Termination.

Any payment under this Section 4.2 shall be made in accordance with the Company’s normal payroll schedule at the time the payments are made. The Employee shall be entitled to receive the benefits under any plan or program adopted or sponsored by the Company or its Subsidiaries (to the extent the Employee participates and is vested in such benefits) in accordance with the terms of such plan or program. If the Employee elects and remains eligible for health coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) (and subject to withholding pursuant to Section 3.5 of this Agreement), then commencing within fifteen (15) business days following the date on which the Release becomes effective pursuant to its terms, the Company will, for a period commencing on the Date of Termination and ending six (6) months from the Date of Termination if the Date of Termination occurs after the first anniversary of the Effective Date, pay a percentage of the premium for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the Company on the Date of Termination. The Employee shall not be entitled to any other salary or compensation after termination of the Employment Period under this Section 4.2 (other than as set forth in this Section 4.2 and Section 4.3 of this Agreement). No Person shall be entitled hereunder to participate in any employee benefit plan after the Date of Termination if the Employment Period is terminated in connection with this Section 4.2, except as otherwise specifically provided hereunder or as required by applicable law (i.e., COBRA) and provided that nothing herein shall be interpreted to limit the Employee’s conversion rights, if any, under any of the Company’s employee benefit plans.

4.3. Cooperation with Company after Termination of Employment. For a period of six (6) months following termination of the Employment Period for any reason, as such period may be extended with the consent of the Employee, the Employee shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company including, but not limited to, any litigation in which the Company is involved, and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company. The Employee shall be compensated for any time spent pursuant to this Section 4.3 at the specific request of the Company at a per diem amount based upon the Employee’s Base Salary at the Date of Termination.

4.4. Termination by Mutual Consent. Notwithstanding any of the foregoing provisions of this Section 4, if at any time during the course of this Agreement the parties by mutual consent decide to terminate the Employment Period, they shall do so by separate agreement setting forth the terms and conditions of such termination.

5.	NON-SOLICITATION OF CUSTOMERS OR EMPLOYEES; NON-COMPETITION; CONFIDENTIALITY

5.1. Covenant Not-to-Solicit Customers. During the Employment Period and the Restrictive Period, the Employee shall not directly or indirectly, individually or on behalf of any Person, whether as principal, agent, stockholder, employee, consultant, representative or in any other capacity, that engages in a Competitive Activity (as defined below) in any geographic area in which the Company actively markets or in which the Employee knows the Company intends to actively market, solicit any Person that:

(a) is a customer or client of the Company or any of its Subsidiaries that the Employee had dealings with by virtue of the Employee’s employment with the Company as of the Date of Termination;

(b) has been a customer or client of the Company or any of its Subsidiaries that the Employee had dealings with by virtue of the Employee’s employment with the Company at any time within two (2) years prior to the Date of Termination; or

(c) is a prospective customer or client that the Employee had been actively soliciting with, or on behalf of, the Company or any of its Subsidiaries as of the Date of Termination.

5.2. Covenant Not-to-Solicit Employees. During the Employment Period and the Restrictive Period, the Employee shall not directly or indirectly, individually or on behalf of any other Person, whether as principal, agent, stockholder, employee, consultant, representative or in any other capacity:

(a) recruit, solicit or encourage any person to leave the employ of the Company or any of its Subsidiaries; or

(b) hire any employee of the Company or any of its Subsidiaries as a regular employee, consultant, independent contractor or otherwise.

5.3. Non-Competition. The Employee recognizes and acknowledges the competitive and proprietary nature of the business operations of the Company and its Subsidiaries. During the Employment Period and the Restrictive Period, the Employee shall not, without the prior written consent of the Company, for himself or on behalf of any Person, directly or indirectly, whether as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business that engages in a Competitive Activity in any geographic area in which the Company actively markets or in which the Employee knows the Company intends to actively market. For purposes of this Agreement, “Competitive Activity” means the design, development, manufacture, marketing, or sale of any product or service that is in competition with any product or service designed, developed, manufactured, marketed, or sold by the Company or any of its Subsidiaries on the Date or Termination or with respect to which the Company or its Subsidiaries has acquired or developed, prior to the Date of Termination, confidential information that it intends to use in the design, development, manufacture, marketing, or sale of a product or service. The parties acknowledge that the Company or its Subsidiaries may from time to time during the term of this Agreement change or increase the types of products or services it provides and its geographic markets, and this Agreement shall be deemed to be amended from time to time to include such different products, services, or geographic markets for the purposes of this Section 5.3. Nothing contained herein shall preclude the Employee from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that his holdings do not exceed one percent (1%) of the issued and outstanding capital stock of such business.

5.4. Non-Disparagement. The Employee shall not make any public statement, or engage in any conduct, that is disparaging to the Company, or any of its employees, officers, directors or stockholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company. Notwithstanding any term to the contrary herein, the Employee shall not be in breach of this Section 5 for the making of any truthful statements under oath.

5.5. Confidentiality. The Employee understands and acknowledges that the Company has invested, and continues to invest, substantial time, money and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in connection with the operation of its business. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to the Company, its Subsidiaries, or their respective businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company or its Subsidiaries in confidence. The Employee understands that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Employee understands and agrees that Confidential Information includes information developed by him in the course of his employment by the Company as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is or becomes generally available to and known by the public through no direct or indirect fault of the Employee or person(s) acting at the Employee’s direction.

5.5.1 The Employee agrees and covenants: (A) to treat all Confidential Information as strictly confidential; (B) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company and its subsidiaries) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and is subsidiaries and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (C) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company and its Subsidiaries, except as required in the performance of the Employee’s authorized employment duties to the Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Employee shall promptly provide written notice of any such order to the Company.

5.5.2. The Employee understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Employee first having access to such Confidential Information (whether before or after he begins employment by the Company) and shall continue during and after his employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf.

5.6. Reasonableness of Restrictions. The Employee has carefully read and considered the provisions of this Section 5, and, having done so, agrees (a) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (b) that the protection afforded to the Company hereunder is necessary to protect its legitimate business interests, (c) that the agreement to observe such restrictions form a material part of the consideration for this Agreement and the Employee’s employment by the Company and (d) that upon the termination of the Employee’s employment with the Company for any reason, he will be able to earn a livelihood without violating the foregoing restrictions. In the event that, notwithstanding the foregoing, any of the provisions of this Section 5 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 5 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court. The Restrictive Period shall be computed by excluding from such computation any time during which the Employee is in violation of any provision of this Section 5.

6.	EMPLOYEE’S REPRESENTATIONS AND WARRANTIES

6.1. No Breach; No Conflict of Interest. The Employee hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Employee is a party or by which the Employee is bound and (b) the Employee is not, to the best of the Employee's knowledge and belief, involved in any situation that might create, or appear to create, a conflict of interest with loyalty to or duties for the Company.

6.2. Notification of Materials or Documents from Other Employers. The Employee hereby represents and warrants to the Company that the Employee has not brought and will not bring to the Company or use in the performance of responsibilities at the Company any materials or documents of a former employer or client that are not generally available to the public, unless the Employee has obtained express written authorization from the former employer or client and the Company for their possession and use.

6.3. Notification of Other Post-Employment Obligations. The Employee also understands that, as part of the Employee’s employment with the Company, the Employee is not to breach any obligation of confidentiality that the Employee has to former employers or clients, and agrees to honor all such obligations to former employers or clients during employment with the Company.

7.	ARBITRATION

7.1. Claims. The Employee and the Company mutually consent to the resolution by arbitration of certain claims or controversies (collectively, “Claims”) arising out of or relating to the Employee’s employment or termination of employment under this Agreement that either party may have against the other, including the Company’s officers, stockholders, directors, employees, or benefit plans, the benefit plans’ sponsors, fiduciaries, administrators, or affiliates; and all successors and assigns of any of them, or agents in their capacity as such or otherwise. Claims covered by this Agreement shall include claims for (a) wages or other compensation due; (b) breach of any contract or covenant (express or implied); (c) tort claims; (d) discrimination (including but not limited to race, sex, religion, national origin, age, disability, citizenship, marital status, or any other basis protected by any applicable federal, state or local law); (e) payment of wages; (f) benefits (except where an employee benefit or pension plan specifies that its claims procedure shall use an arbitration procedure different from this one); and (g) violation of any federal, state, or local law, statute, regulation, or ordinance, or recognized under common law. The Claims not covered by this Agreement shall include claims (h) for workers’ compensation or unemployment compensation benefits; (i) brought pursuant to Section 8 of this Agreement and breach of duty of loyalty; and (j) unrelated to the Employee’s employment with the Company.

7.2. Procedures. The arbitration shall be governed by the procedures of the American Arbitration Association in accordance with its then-current Model Employment Arbitration Procedures and shall take place in the Austin, Texas metropolitan area.

7.3. Legal Fees. If the parties to this Agreement become parties to an arbitration proceeding or litigation arising from or relating to this Agreement, the non-prevailing party shall pay the reasonable attorneys’ fees and costs incurred by the prevailing party in such arbitration or litigation.

8.	GENERAL PROVISIONS

8.1. Assignment. The Company may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any Person with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said Person shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Employee may not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

8.2. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, or Federal Express, signature required, if to the Company, addressed to its corporate headquarters at the time notice is given, “Attention: Chief Executive Officer”; if to the Employee, addressed to his home address as listed in the Company’s records at the time notice is given.

8.3. Amendment and Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by each of the parties hereto. Any such amendment shall comply with the requirements of Section 409A of the Code, if applicable.

8.4. Non-Waiver of Breach. No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

8.5. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason and subject to Section 5.6 of this Agreement, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

8.6. Governing Law. To the extent not preempted by Federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the law of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

8.7. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, whether oral or written, which shall be null and void and of no further force or effect.

8.8. Binding Effect; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including without limitation any Person with which the Company may merge or consolidate. The Company’s Subsidiaries are express third party beneficiaries of this Agreement, including the provisions of Section 5 of this Agreement.

8.9. Headings. Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

8.10. Survival. Section 1 and Sections 4 through 8 of this Agreement shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

8.11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.12. Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

8.13. Injunctive Relief. The Employee represents and acknowledges that, in light of the payments to be made by the Company to the Employee hereunder and for other good and valid reasons, as a result of the restrictions stated in the Assignment Agreement and the restrictions in Section 5 of this Agreement, the Company and its Subsidiaries would sustain irreparable harm and, therefore, in addition to any other remedies which the Company or its Subsidiaries may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Employee from committing or continuing any such violation of this Agreement, and the Employee shall not object to such application.

8.14. Section 409A and Tax Matters. This Agreement is intended to meet the requirements to avoid being subject to the additional taxes imposed on deferred compensation under Section 409A of the Code and shall be construed and interpreted in accordance with such intent. No person connected with the Agreement in any capacity, including but not limited to the Company and any Subsidiary and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including but not limited to federal, state and local income, estate and gift tax treatment, will be applicable with respect to any amounts payable under the Agreement or that such tax treatment will apply to or be available to the Employee on account of participation in the Agreement. In no event whatsoever shall the Company or any Subsidiary be liable for any additional tax, interest, or penalties that may be imposed on Employee as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed on the date and year first written above.

THE COMPANY:

TSS, INC.

By: /s/ Darryll Dewan
Darryll Dewan
Chief Executive Officer

THE EMPLOYEE:

/s/ Daniel M. Chism
Daniel M. Chism

EXHIBIT A

SEPARATION FROM EMPLOYMENT AGREEMENT AND RELEASE

1. This Separation from Employment Agreement and Release (this “Agreement”) is between the Employee, Daniel M. Chism, the Employee’s spouse, family, agents and attorneys) (jointly, the “Employee”) and TSS, Inc. (the “Company”), its subsidiaries, affiliated entities, direct or indirect owners and its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, representatives, fiduciaries, and insurers (jointly, the "Released Parties").

2. If the Employee signs this agreement and does not revoke it, the Employee will receive the applicable severance payments and benefits set forth in Section 4 of that certain Employment Agreement, effective as of June 7, 2024 (the “Employment Agreement”).

3. The Employee, deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, agrees to and hereby does, forever and irrevocably fully waive the Employee’s right to assert any and all forms of legal claims against the Released Parties, of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date the Employee execute this Agreement (the “Execution Date”). Except as set forth below, the Employee’s waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Released Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Released Parties, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

Without limiting the foregoing general waiver and release, the Employee specifically waives and releases the Released Parties from any Claim arising from or related to the Employee’s employment relationship with the Released Parties or the termination thereof, including, without limitation:

*

Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act and any similar Texas or other state statute.

*

Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Execution Date) relating to other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and any similar state statute.

*

Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

*	Any right to recover from any complaints, charges or lawsuits filed by any federal or state agency on the Employee’s behalf.
*	Any other Claim arising under state or federal law.

4. Notwithstanding the foregoing, this Agreement does not:

*

release the Released Parties from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

*	prohibit the Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);
*	prohibit the Employee from participating in an investigation or proceeding by the EEOC or any comparable state or local agency; or
*

prohibit the Employee from challenging or seeking a determination in good faith of the validity of this release or waiver under the Age Discrimination in Employment Act and does not impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

5. The Employee understands that this Agreement is not an admission of liability under any statute or otherwise by the Released Parties, and that the Released Parties do not admit, but deny, any violation of Employee’s legal rights, and that Employee shall not be regarded as a prevailing party for any purpose, including but not limited to, determining responsibility for or entitlement to attorneys’ fees, under any statute or otherwise. The Employee agrees that in the event the Employee brings a Claim in which the Employee seeks damages or other relief from any Released Party, or in the event the Employee seeks to recover against any Released Party in any Claim brought by a governmental agency on the Employee’s behalf, this Agreement shall serve as a complete defense to such Claims.

6. The Employee agrees that the Employee has been paid for all hours worked, including any overtime bonus or other incentive compensation, has submitted all invoices and expense reports, and has not suffered any on-the-job injury for which the Employee has not already filed a claim.

7. The Employee agrees that every term of this Agreement, including, but not limited to, the fact that an agreement has been reached and the amount paid, shall be treated by the Employee as strictly confidential, and expressly covenants not to display, publish, disseminate, or disclose the terms of this Agreement to any person or entity other than the Employee’s immediate family, the Employee’s attorney(s) (for purposes of seeking advice concerning this agreement only) and the Employee’s accountant(s) (for purposes of seeking tax advice only), unless compelled to make disclosure by lawful court order or subpoena.

8. The Employee and the Company have entered into an Invention Assignment and Confidentiality Agreement (the “Assignment Agreement”). The Employee reaffirms his obligation to comply with all of the post-termination obligations in the Assignment Agreement.

9. The Employee also agrees that:

☐ The Employee is entering into this agreement knowingly and voluntarily;

☐ The Employee has been advised by the Company to consult an attorney;

☐ As set forth in Attachment A, the Employee has been given the right to take 21 days (the “Consideration Period”) to consider this agreement; provided, however the Employee and the Company hereby agree that if there is a dispute as to the payment of wages such that the Employee is unable to make the representation set forth in Section 6 as to payment for hours worked (including any overtime bonus or other incentive compensation), the Consideration Period shall terminate on the later of the natural expiration of the Consideration Period or the date that is one day after the resolution of all claims regarding wages;

☐ But for the Employee’s execution of this Agreement, the Employee would not otherwise be entitled to the payments described in paragraph 2; and

☐ if any part of this Agreement is found to be illegal or invalid, the rest of the Agreement will be enforceable.

10. As a further consideration and inducement for this Agreement, the Employee hereby waives any and all rights under Section 1542 of the California Civil Code or any similar state, local, or federal law, statute, rule, order or regulation the Employee may have with respect to the Company. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Employee expressly agrees that this Release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages as well as to those that are now disclosed.

11. After the Employee signs this agreement, the Employee will have 7 days to revoke it. If the Employee wants to revoke it, the Employee should deliver a written revocation to the Company. If the Employee does not revoke it, the Employee will receive the payment described in Paragraph 2.

COMPANY

TSS, INC.

By:	Date:
Name:
Title:

EMPLOYEE

Date:
Daniel M. Chism

ATTACHMENT A

CONSIDERATION PERIOD

I, Daniel M. Chism, understand that I have the right to take at least 21 days to consider whether to sign this Separation From Employment and Release Agreement, which I received on [TERMINATION DATE]. If I elect to sign this Agreement before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.

Employee Signature

Date